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EXHIBIT  11 -  Computation of Basic and Diluted Earnings Per Share

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                                                                Three Months Ended
                                                                     March 31,
                                                         ----------------------------------
                                                            1999                    1998
                                                            ----                    ----
Net income
 (used in basic EPS computation)                         $  335,543              $  304,335

Adjustments to net income per
 assumed effect of dilutive securities:

  Interest on convertible notes, net of tax effect           16,547                  63,832
                                                         ----------              ----------

Adjusted earnings for diluted earnings per
 share computation                                       $  352,090              $  368,167
                                                         ==========              ==========


Weighted average number of shares
 outstanding for calculating basic earnings
 per share                                                2,007,127               1,676,495

Effect of dilutive securities:
  Options and warrants                                       65,018                  55,300
  Convertible notes                                          77,101                 413,517
                                                         ----------              ----------

Weighted average number of shares
 outstanding for calculation of diluted
 earnings per share                                       2,149,246               2,145,312
                                                         ==========              ==========

Basic earnings per share                                 $     0.17              $     0.22
                                                         ==========              ==========

Diluted earnings per share                               $     0.16              $     0.17
                                                         ==========              ==========

/(1)/  Anti-dilutive
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